UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2020, the Board of Directors (the “Board”) of International Money Express, Inc. (the “Company”) appointed Laura I. Maydón to serve as a director of the Company to fill a vacancy on the Board, effective as of October 15, 2020. Ms. Maydón was appointed as a Class I director of the Company for a term coinciding with the remaining term of the Class I directors (that is, until the next election of such class of directors at the Company’s 2022 Annual Meeting of Stockholders), and until her successor is elected and qualified or until her earlier death, resignation, retirement, disqualification or removal from office.  Ms. Maydón was appointed to serve on the Board’s Nominating and Corporate Governance Committee and Audit Committee upon the commencement of her term as a member of the Board.

Laura Maydón is the former Founding Managing Director and CEO of Endeavor Miami, the mission of which is to select, mentor and accelerate the growth of South Florida, high-impact entrepreneurs. She co-founded and led the organization from September 2013 until June 2019, when she stepped down as CEO and joined its Board of Directors for a year and now serves as a mentor of the organization.  Prior to that, she spent ten years at Visa, where she held several leadership roles, ultimately serving as Senior Business Leader (Vice President) of Commercial Solutions, Latin America and Caribbean from 2010 to 2013, as Business Development Leader (Associate Vice President of Strategic Alliances), Latin America and Caribbean from 2004 until 2010, and as Manager of Strategic Alliances, Latin America and Caribbean from 2003 to 2004. Before joining Visa, Ms. Maydón held several roles at Panamerican Beverages, a food and beverage public company, at Banc of America Equity Partners and Protego Investment Associates. Ms. Maydón also currently serves on the advisory boards of Sustalytics and Novopayment. She holds a bachelor’s degree from the Instituto Tecnológico Autónomo de México (Summa Cum Laude) and a master’s degree in business administration from Harvard Business School.

The election of Ms. Maydón to fill a vacancy on the Board was based upon the recommendations of the Nominating and Corporate Governance Committee of the Board. There is no arrangement or understanding between Ms. Maydón and any other person pursuant to which Ms. Maydón was selected as a director.  Ms. Maydón has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Maydón will participate in the standard independent non-employee director compensation arrangements established by the Company, as described under the section entitled “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 15, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: October 14, 2020	By:	/s/	Tony Lauro II
		Name:	Tony Lauro II
		Title:	Chief Financial Officer